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                                   AMENDMENT,
                            DATED NOVEMBER 18, 2002,
                                       TO
                           INVESTOR SERVICES AGREEMENT
                          BETWEEN RYDEX VARIABLE TRUST
                          AND RYDEX DISTRIBUTORS, INC.,
                            DATED DECEMBER 31, 1998,
                                   AS AMENDED
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                                  AMENDMENT TO
                           INVESTOR SERVICES AGREEMENT
                                     BETWEEN
                              RYDEX VARIABLE TRUST
                                       AND
                            RYDEX DISTRIBUTORS, INC.

                                    EXHIBIT A

                              RYDEX VARIABLE TRUST

Rydex Funds

         Nova Fund
         Ursa Fund
         Precious Metals Fund
         OTC Fund
         Juno Fund
         Large-Cap Europe Fund
         Large-Cap Japan Fund
         Mekros Fund
         Medius Fund
         Titan 500 Fund
         Tempest 500 Fund
         Velocity 100 Fund
         Venture 100 Fund
         U.S. Government Bond Fund
         U.S. Government Money Market Fund
         All-Cap Value Fund
         Core Equity Fund
         Internet Fund
         Sector Rotation Fund
         Real Estate Fund
         Utilities Fund